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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 29, 2006

                                     0-15885
                            (Commission File Number)

                           NATIONAL DATACOMPUTER, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                  04-2942832
  (State of Incorporation)               (IRS Employer Identification No.)

             900 Middlesex Turnpike, Billerica, Massachusetts 01821
              (Address of registrant's principal executive office)


                                 (978) 663-7677
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.01   CHANGE OF CONTROL OF REGISTRANT.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            EXHIBIT 99.1  TERM SHEET DATED NOVEMBER 29, 2006

            On November 29, 2006, National Datacomputer, Inc. entered into a term sheet (the "Term Sheet") with A.S.T., Inc. ("AST") and Phyle Industries, Inc. ("Phyle").

            Under the terms of an agreement entered into by Phyle with CapitalBank AG, Phyle submitted a bid which was accepted by CapitalBank AG, resulting in the transfer of 4,150 shares of the Company's Preferred Stock (representing all of the Company's issued and outstanding preferred stock), and 22,301,900 shares of the Company's Common Stock together with accrued but unpaid stock dividends (representing approximately 90% of the Company's Common Stock in the aggregate) (the "Common Stock").

            Under the Term Sheet, NDI has agreed to sell its audit business line to AST in exchange for the Preferred Stock and, acting as agent for certain purchasers, has agreed to accept the transfer of the Common Stock and advance to Phyle $250,000 for the Common Stock, which will be acquired by certain investors.

            These investors have agreed in principal to pay the $250,000 for the purchase of the Common Stock and to provide additional working capital of up to $350,000 in a form to be determined. It is expected that one of these investors, not previously affiliated with the Company, upon consummation of the deal will acquire voting control of the Company. As part of the arrangement, this investor has requested that Company officers and directors also participate in the purchase. The form of the final transaction as it relates to officers and directors, will be subject to such approvals as are required under applicable Delaware law.

            As a result of the transactions, which remain subject to consummation, it is expected that the prior outstanding preferred stock will be redeemed and retired by the Company and that the investors will provide an additional $350,000 of working capital, and its audit business line will be sold to AST..




                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     NATIONAL DATACOMPUTER, INC.


Date:  December 4, 2006              By: /s/ William Berens
                                         ---------------------------
                                         William Berens, Chief Executive Officer

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EXHIBIT 99.1     Term Sheet Dated November 29, 2006